Exhibit 99.2

Navigators Announces Retirement of Paul J. Malvasio as Chief Financial Officer

NEW YORK--(BUSINESS WIRE)--The Navigators Group, Inc. (NASDAQ:NAVG) today announced that Paul J. Malvasio will retire, effective August 15, 2008, as Executive Vice President and Chief Financial Officer of the Company. Mr. Malvasio has served as the Company’s Chief Financial Officer since 2003. The Company has begun a search for a successor to Mr. Malvasio.

Stan Galanski, Navigators’ President and Chief Executive Officer, stated, "During the past five years, Paul Malvasio has led the Company’s successful efforts to strengthen our financial and accounting functions and to enhance the quality and transparency of our financial reporting. He also guided us through two public offerings, including the Company’s first debt offering. We are fortunate to have had such a capable Chief Financial Officer, and appreciate Paul’s willingness to assist with the transition to his successor.”

The Navigators Group, Inc. is an international specialty insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd's of London. Headquartered in New York City, Navigators has offices in major insurance centers in the United States, the United Kingdom and Continental Europe. For more information, please visit our website at www.navg.com.

CONTACT:
The Navigators Group, Inc.
Elliot S. Orol, 914-933-6027
Senior Vice President, General Counsel and Secretary
eorol@navg.com
www.navg.com